Exhibit 3.2

PAGE 1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RACKABLE CORPORATION", CHANGING ITS NAME FROM "RACKABLE CORPORATION" TO "RACKABLE SYSTEMS, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2002, AT 2:16 O'CLOCK P.M.

3601107 8100

020793664

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 2166541

DATE: 12-23-02

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RACKABLE CORPORATION

*****

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

Marc Rubin, being the Vice President of Rackable Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

ARTICLE ONE

The name of the corporation is Rackable Systems, Inc.

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

1.

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 23rd day of December, 2002.

RACKABLE CORPORATION

By:	/s/ Marc Rubin
Marc Rubin

Its:	Vice President

2.